SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

         Date of Report (Date of earliest event reported):    May 25, 2000
                                                              ------------


                           SOURCE CAPITAL CORPORATION
                           --------------------------
             (Exact name of registrant as specified in its charter)

     Washington                    0-12199                    91-0853890
     ----------                    -------                    ----------
  (State or other                (Commission                 (IRS Employer
    Jurisdiction                 File Number)              Identification No.)
  of incorporation)

1825 N. Hutchinson Rd., Spokane, Washington                  (Zip Code)
-------------------------------------------                --------------
Registrant's telephone number, including area code:        (509) 928-0908


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ITEM 5.  OTHER EVENTS

         [A] Annual Stockholders Meeting. At the annual stockholders meeting of Source Capital Corporation (the "Company"), held on May 25, 2000 the following matters were submitted to the vote of the Company's shareholders.

                  (a) Proposal (1) Election of Directors. Class III directors Clarence H. Barnes, Robert E. Lee and D. Michael Jones were reelected to the Board for a term which expires at the annual meeting of stockholders in 2003.

                  (b) Proposal (2) Ratification of Auditors. The re-appointment of BDO Seidman, LLP as auditors for the year 2000 was ratified.

                  (c) Voting. The results of voting on the election of directors and the ratification of auditors were as follows:

                           Election of Directors:

                             D. Michael Jones          958,779 shares voted For
                                                       50,683 shares withheld authority to vote

                             Robert E. Lee             958,779 shares voted For
                                                       50,683 shares withheld authority to vote

                             Clarence A. Barnes        958,779 shares voted For
                                                       50,683 shares withheld authority to vote

                             Ratification of
                             Auditors                  949,308 shares voted For
                                                       44,368 shares voted Against
                                                       15,786 shares Abstained

         [B]      Line-Of-Credit-Renewals.
                  -----------------------

                  1. The Company's line of credit to fund real estate lending activities was renewed in the amount of $45,000,000, with a new note maturity date of April 30, 2001. The Company's real estate loans serve as collateral for this line-of-credit to the extent they are not more than 90 days past due, are on an accrual basis, and are not more than 60 days past due as to maturity. Loans in excess of $1,500,000 or that are out of the Company's general service area require specific approval by the lending banks in order to be included in the collateral pool.

                           The real estate line of credit also requires the Company to maintain minimum liquidity of $250,000 and net worth of at least $18,000,000. In the net worth computation the Company's convertible subordinated debentures, in the present outstanding amount of $5,500,000.00 are counted as equity. The real estate line-of-credit usage is limited to not exceed a ratio of 3.25 to 1 of borrowings to net worth as modified in the previous sentence.

                  2. The Company's leasing subsidiary's line-of-credit to fund leases was extended 90 days on May 1, 2000 to allow time for the annual Bank of America audit review prior to renewal. The Company expects the line will be renewed on or before the expiration of the extension.

         [C]      Loan Concentrations.
                  -------------------

                  The following is a list of loan concentrations in excess of $1,500,000 to individual borrowers as of May 31, 2000:

                  Collateral        Collateral                   Amount                Interest
                  Location             Type                     of loan                  Rate
                  --------             ----                     -------                  ----
         Western Washington         Land and Timber           $2,641,000(1)          13.50% Var.
         Western Washington         Land under development    $1,614,000             13.50% Var.
         Western Oregon             Land and Condominiums     $3,690,000             13.50% Var.
         Southern California        Distillery                $2,000,000             13.50% Var.
         Southern California        Office Complex            $1,500,000             13.50% Var.
         Southern California        Shopping Center           $3,680,000(2)          11.21% Var.
         Southern California        Condominiums              $2,977,000             13.50% Var.

                  (1) Total concentration is comprised of nine separate loans with separate collateral, to entities in which an adult son of Alvin J. Wolff, Jr., the Chairman of the Board of the Company, holds an equity interest of ten percent or more.

                  (2) In 1996, the Company sold a shopping center (which carried a first mortgage) on a wrapped contract. The Company remains contingently liable on the first mortgage in the amount of $3,087,000 which carries an interest rate of 9.97% variable. The rate on the loan receivable is adjusted semi-annually and the rate on the mortgage payable is adjusted quarterly.

         [D] Leasing Operations. Ronald Schutz, formerly President of the Company' wholly owned leasing subsidiary, is no longer an employee or otherwise affiliated with the Company.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Source Capital Corporation
                                              (Registrant)


         Date June 27, 2000          /s/ Lester L. Clark
                                     ------------------------------------------
                                     Lester L. Clark, Vice President, Treasurer
                                     and Secretary (Principal Accounting and
                                     Financial Officer)












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